Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2012 Fourth Quarter and Full Year Results

Q4 2012 Net Income of $486.9 million, or $1.22 per diluted share
Q4 2012 Net New Orders up 60% and Backlog up 106% vs. Q4 2011

IRVINE, CALIFORNIA, January 31, 2013.  Standard Pacific Corp. (NYSE: SPF) today announced results for the fourth quarter and year ended December 31, 2012.

2012 Fourth Quarter Highlights and Comparisons to the 2011 Fourth Quarter

•	Net income of $486.9 million, or $1.22 per diluted share, vs. $15.3 million, or $0.04 per diluted share
o	Diluted earnings per share of $0.08*, excluding $454 million deferred tax asset valuation allowance reversal
•	Net new orders of 983, up 60%
•	Backlog of 1,404 homes, up 106%; Dollar value of backlog up 122%
•	150 average active selling communities, down 6%
o	156 active selling communities at year end
•	Homebuilding revenues up 43%
o	Average selling price of $388 thousand, up 4%
o	973 new home deliveries, up 24%
•	Gross margin from home sales of 20.8%, compared to 20.4%
•	SG&A rate from home sales of 13.1%, a 210 basis point improvement
•	$267.6 million of land purchases and development costs compared to $86.3 million
•	Adjusted Homebuilding EBITDA of $68.8 million*, or 16.4%* of homebuilding revenues, compared to $42.8 million*, or 14.6%* of homebuilding revenues
•	Homebuilding cash balance of $367 million

2012 Fiscal Year Highlights and Comparisons to Fiscal Year 2011

•	Net income of $531.4 million, or $1.44 per diluted share, vs. net loss of $16.4 million, or $0.05 per share
o	Diluted earnings per share of $0.21*, excluding $454 million deferred tax asset valuation allowance reversal
•	Net new orders of 4,014, up 44%
•	Homebuilding revenues of $1,237.0 million, up 40% from $883.0 million
o	Average selling price of $362 thousand, up 4%
o	3,291 new home deliveries, up 30%
•	Gross margin from home sales of 20.5%, compared to 18.4%
•	SG&A rate from home sales of 14.5%, compared to 17.5%
•	Operating cash outflows of $283.1 million vs. $322.6 million
o	Excluding land purchases and development costs, cash inflows of $322.1 million* vs. $114.5 million*
•	Adjusted Homebuilding EBITDA of $193.9 million*, or 15.7%* of homebuilding revenues, compared to $105.9 million*, or 12.0%* of homebuilding revenues

Scott Stowell, the Company’s Chief Executive Officer and President commented, “I am proud of our strong 2012 financial performance, which is proof of both the significant progress we’ve made executing our strategy and the lift we’ve experienced from the beginning of a real market recovery.  With our backlog up 106% year over year and the solid demand we have experienced during the first month of 2013, we are off to a good start on what we expect to be a strong 2013.”

Revenues from home sales for the 2012 fourth quarter increased 29%, to $377.7 million, as compared to the prior year period, resulting primarily from a 24% increase in new home deliveries and a 4% increase in the Company’s consolidated average home price to $388 thousand.  The increase in average home price was primarily attributable to price increases within most of the Company’s markets.  The increase in new home deliveries was driven by a 64% increase in the number of homes in backlog at the beginning of the quarter as compared to the prior year period.

Gross margin from home sales for the 2012 fourth quarter increased to 20.8% compared to 20.4% (19.4%* excluding a $2.9 million benefit related to a reduction in the Company’s warranty accrual) in the prior year period.  Excluding the warranty accrual adjustment and previously capitalized interest costs, gross margin from home sales was 28.9%* for the 2012 fourth quarter versus 27.5%* for the 2011 fourth quarter.  This 140 basis point improvement was primarily attributable to the increase in the Company’s consolidated average home price.

The Company’s 2012 fourth quarter SG&A expenses (including Corporate G&A) were $49.4 million compared to $44.5 million, down 210 basis points as a percentage of home sale revenues to 13.1%, compared to 15.2% for the 2011 fourth quarter.  The improvement in the Company’s SG&A rate was primarily due to a 29% increase in revenues from home sales and reflects the operating leverage inherent in our business.

During the 2012 fourth quarter, the Company reversed a portion of its deferred tax valuation allowance, recognizing a $454 million benefit.  Following this reversal, the Company’s remaining deferred tax valuation allowance stood at approximately $23 million, which as of December 31, 2012, partially offsets the Company’s $478 million deferred tax asset.

Net new orders for the 2012 fourth quarter increased 60% from the 2011 fourth quarter to 983 homes.  The 60% year-over-year growth is primarily attributable to a 70% increase in the Company’s monthly sales absorption rate to 2.2 per community for the 2012 fourth quarter, compared to 1.3 per community for the 2011 fourth quarter, and a 3% increase from 2.1 per community for the 2012 third quarter.  The 3% quarter-over-quarter increase bucked the historical seasonal trend, which averaged down 19% over the last fifteen years.

The dollar value of homes in backlog increased 122% to $515.5 million, or 1,404 homes, compared to $232.6 million, or 681 homes, for the 2011 fourth quarter, and increased 3% compared to $498.7 million, or 1,394 homes, for the 2012 third quarter.  The increase in year-over-year backlog value was driven primarily by a 60% increase in net new orders and a shift to more to-be-built homes.

The Company used $112.0 million of cash in operating activities for the 2012 fourth quarter versus $12.0 million in the 2011 fourth quarter.  During the 2012 fourth quarter, the Company spent $267.6 million on land purchases and development costs, compared to $86.3 million for the 2011 fourth quarter.  Excluding land purchases and development costs, cash inflows from operating activities for the 2012 fourth quarter were $155.6 million* versus $74.3 million* in the 2011 fourth quarter.  The year-over-year increase in cash inflows from operating activities (excluding land purchases and development costs) was primarily due to a 29% increase in home sale revenues.

The Company purchased $204.8 million of land (3,085 homesites) during the 2012 fourth quarter, of which 21% (based on homesites) was located in California, 49% in Florida, 13% in Arizona and 10% in Texas, with the balance spread throughout the Company’s other operations.  The Company purchased $542.1 million of land (9,344 homesites) during the year ended December 31, 2012, of which 39% (based on homesites) was located in California, 25% in Florida, 18% in the Carolinas and 12% in Texas, with the balance spread throughout the Company’s other operations.  As of December 31, 2012, the Company owned or controlled 30,767 homesites, of which 19,219 are owned and actively selling or under development, 5,292 are controlled or under option, and the remaining 6,256 homesites are held for future development or for sale.  The homesites owned that are actively selling or under development represent a 5.8 year supply based on the Company’s deliveries for the year ended December 31, 2012.

Earnings Conference Call

A conference call to discuss the Company’s 2012 fourth quarter results will be held at 12:00 p.m. Eastern time February 1, 2013.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (888) 221-9542 (domestic) or (913) 312-1507 (international); Passcode: 5053434. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 5053434.

About Standard Pacific

Standard Pacific Homes (NYSE: SPF) has been building beautiful, high-quality homes and neighborhoods since its founding in Southern California in 1965.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design, the Company utilizes its decades of land acquisition, development and homebuilding expertise to successfully navigate today’s complex landscape to acquire and build desirable communities in locations that meet the high expectations of the Company’s targeted move-up homebuyers.  Currently offering new homes in major metropolitan areas in Arizona, California, Colorado, Florida, North Carolina, South Carolina, and Texas, we invite you to learn more about us by visiting standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, absorption rates, average home price, revenue, profitability, cash flow, liquidity, gross margin, operating margin, overhead expenses and other costs; community count; product mix; execution on our strategy; our future performance and the future condition of the economy and the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 11.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	December 31,	December 31,	Percentage	September 30,	Percentage
	2012	2011	or % Change	2012	or % Change
Operating Data	(Dollars in thousands)

Deliveries	973	782	24%	861	13%
Average selling price	$388	$374	4%	$369	5%
Home sale revenues	$377,674	$292,725	29%	$317,389	19%
Gross margin % (including land sales)	18.7%	20.4%	(1.7%)	20.1%	(1.4%)
Gross margin % from home sales (excluding warranty accrual
adjustments)*	20.8%	19.4%	1.4%	20.2%	0.6%
Gross margin % from home sales (excluding warranty accrual
adjustments and interest amortized to cost of home sales)*	28.9%	27.5%	1.4%	28.7%	0.2%
Severance and other charges	$ ―	$875	(100%)	$ ―	―
Incentive and stock-based compensation expense	$7,013	$6,651	5%	$4,768	47%
Selling expenses	$19,362	$15,609	24%	$17,069	13%
G&A expenses (excluding incentive and stock-based compensation
expenses and severance and other charges)	$23,067	$21,412	8%	$21,284	8%
SG&A expenses	$49,442	$44,547	11%	$43,121	15%
SG&A % from home sales	13.1%	15.2%	(2.1%)	13.6%	(0.5%)

Net new orders	983	615	60%	989	(1%)
Average active selling communities	150	160	(6%)	156	(4%)
Monthly sales absorption rate per community	2.2	1.3	70%	2.1	3%
Cancellation rate	15%	19%	(4%)	14%	1%
Gross cancellations	178	141	26%	161	11%
Cancellations from current quarter sales	71	53	34%	67	6%
Backlog (homes)	1,404	681	106%	1,394	1%
Backlog (dollar value)	$515,469	$232,583	122%	$498,739	3%

Cash flows (uses) from operating activities	$(111,980)	$(12,036)	(830%)	$(72,418)	(55%)
Cash flows (uses) from investing activities	$(1,610)	$(3,043)	47%	$(95,704)	98%
Cash flows (uses) from financing activities	$(19,311)	$(5,748)	(236%)	$348,696
Land purchases (incl. seller financing and JV purchases)	$204,796	$49,759	312%	$206,740	(1%)
Adjusted Homebuilding EBITDA*	$68,802	$42,809	61%	$51,523	34%
Adjusted Homebuilding EBITDA Margin %*	16.4%	14.6%	1.8%	16.2%	0.2%
Homebuilding interest incurred	$35,095	$35,425	(1%)	$36,112	(3%)
Homebuilding interest capitalized to inventories owned	$33,664	$30,777	9%	$32,604	3%
Homebuilding interest capitalized to investments in JVs	$851	$1,689	(50%)	$1,839	(54%)
Interest amortized to cost of sales (incl. cost of land sales)	$33,784	$23,657	43%	$27,078	25%

	For the Year Ended
	December 31,		December 31,	Percentage
	2012		2011	or % Change
Operating Data	(Dollars in thousands)

Deliveries		3,291	2,528	30%
Average selling price		$362	$349	4%
Home sale revenues		$1,190,252	$882,094	35%
Gross margin % (including land sales)		19.7%	18.4%	1.3%
Gross margin % from home sales (excluding impairments and warranty
accrual adjustments)*		20.5%	19.6%	0.9%
Gross margin % from home sales (excluding impairments, warranty
accrual adjustments and interest amortized to cost of home sales)*		28.9%	27.4%	1.5%
Inventory impairment charges	$	―	$13,189	(100%)
Severance and other charges	$	―	$4,245	(100%)
Incentive and stock-based compensation expense		$20,362	$18,511	10%
Selling expenses		$65,608	$48,291	36%
G&A expenses (excluding incentive and stock-based compensation
expenses and severance and other charges)		$86,237	$83,328	3%
SG&A expenses		$172,207	$154,375	12%
SG&A % from home sales		14.5%	17.5%	(3.0%)

Net new orders		4,014	2,795	44%
Average active selling communities		155	152	2%
Monthly sales absorption rate per community		2.2	1.5	41%
Cancellation rate		13%	16%	(3%)
Gross cancellations		621	520	19%
Cancellations from current year sales		289	227	27%

Cash flows (uses) from operating activities		$(283,116)	$(322,613)	12%
Cash flows (uses) from investing activities		$(105,205)	$(8,313)	(1,166%)
Cash flows (uses) from financing activities		$324,354	$10,077	3,119%
Land purchases (incl. seller financing and JV purchases)		$542,106	$303,775	78%
Adjusted Homebuilding EBITDA*		$193,903	$105,855	83%
Adjusted Homebuilding EBITDA Margin %*		15.7%	12.0%	3.7%
Homebuilding interest incurred		$141,827	$140,905	1%
Homebuilding interest capitalized to inventories owned		$129,136	$109,002	18%
Homebuilding interest capitalized to investments in JVs		$6,295	$6,735	(7%)
Interest amortized to cost of sales (incl. cost of land sales)		$103,902	$69,636	49%

	As of
	December 31,	December 31,	Percentage
	2012	2011	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$366,808	$438,157	(16%)
Inventories owned	$1,971,418	$1,477,239	33%
Homesites owned and controlled	30,767	26,444	16%
Homes under construction	1,574	940	67%
Completed specs	215	383	(44%)
Deferred tax asset valuation allowance	$22,696	$510,621	(96%)
Homebuilding debt	$1,542,018	$1,324,948	16%
Stockholders' equity	$1,255,816	$623,754	101%
Stockholders' equity per share (including if-converted
preferred stock)*	$3.48	$1.82	91%
Total consolidated debt to book capitalization	56.5%	68.7%	(12.2%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	48.3%	58.7%	(10.4%)

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 11.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$377,674	$292,725	$1,190,252	$882,094
Land sale revenues	42,169	431	46,706	899
Total revenues	419,843	293,156	1,236,958	882,993
Cost of home sales	(299,105)	(232,960)	(946,630)	(719,893)
Cost of land sales	(42,196)	(430)	(46,654)	(903)
Total cost of sales	(341,301)	(233,390)	(993,284)	(720,796)
Gross margin	78,542	59,766	243,674	162,197
Gross margin %	18.7%	20.4%	19.7%	18.4%
Selling, general and administrative expenses	(49,442)	(44,547)	(172,207)	(154,375)
Income (loss) from unconsolidated joint ventures	617	1,298	(2,090)	207
Interest expense	(580)	(2,959)	(6,396)	(25,168)
Other income (expense)	(44)	(338)	4,664	(1,017)
Homebuilding pretax income (loss)	29,093	13,220	67,645	(18,156)
Financial Services:
Revenues	7,051	3,783	21,300	10,907
Expenses	(3,110)	(2,230)	(11,062)	(9,401)
Other income	87	79	304	177
Financial services pretax income	4,028	1,632	10,542	1,683
Income (loss) before income taxes	33,121	14,852	78,187	(16,473)
Benefit for income taxes	453,804	481	453,234	56
Net income (loss)	486,925	15,333	531,421	(16,417)
Less: Net (income) loss allocated to preferred shareholder	(199,646)	(6,619)	(224,408)	7,101
Less: Net (income) loss allocated to unvested restricted stock	(489)	―	(410)	―
Net income (loss) available to common stockholders	$286,790	$8,714	$306,603	$(9,316)

Income (Loss) Per Common Share:
Basic	$1.35	$0.04	$1.52	$(0.05)
Diluted	$1.22	$0.04	$1.44	$(0.05)

Weighted Average Common Shares Outstanding:
Basic	212,332,054	194,571,736	201,953,799	193,909,714
Diluted	250,562,775	196,596,197	220,518,897	193,909,714

Weighted average additional common shares outstanding
if preferred shares converted to common shares	147,812,786	147,812,786	147,812,786	147,812,786

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	398,375,561	344,408,983	368,331,683	341,722,500

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$339,908	$406,785
Restricted cash	26,900	31,372
Trade and other receivables	10,724	11,525
Inventories:
Owned	1,971,418	1,477,239
Not owned	71,295	59,840
Investments in unconsolidated joint ventures	52,443	81,807
Deferred income taxes, net	455,372	5,326
Other assets	41,918	35,693
Total Homebuilding Assets	2,969,978	2,109,587
Financial Services:
Cash and equivalents	6,647	3,737
Restricted cash	2,420	1,295
Mortgage loans held for sale, net	119,549	73,811
Mortgage loans held for investment, net	9,923	10,115
Other assets	4,557	1,838
Total Financial Services Assets	143,096	90,796
Total Assets	$3,113,074	$2,200,383

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$22,446	$17,829
Accrued liabilities	198,144	185,890
Secured project debt and other notes payable	11,516	3,531
Senior notes payable	1,530,502	1,275,093
Senior subordinated notes payable	―	46,324
Total Homebuilding Liabilities	1,762,608	1,528,667
Financial Services:
Accounts payable and other liabilities	2,491	1,154
Mortgage credit facilities	92,159	46,808
Total Financial Services Liabilities	94,650	47,962
Total Liabilities	1,857,258	1,576,629
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 450,829 shares issued and outstanding
at December 31, 2012 and 2011	5	5
Common stock, $0.01 par value; 600,000,000 shares
authorized; 213,245,488 and 198,563,273 shares
issued and outstanding at December 31, 2012 and
2011, respectively	2,132	1,985
Additional paid-in capital	1,333,255	1,239,180
Accumulated deficit	(77,348)	(608,769)
Accumulated other comprehensive loss, net of tax	(2,228)	(8,647)
Total Equity	1,255,816	623,754
Total Liabilities and Equity	$3,113,074	$2,200,383

INVENTORIES

	December 31,	December 31,
	2012	2011
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$1,444,161	$1,036,829
Homes completed and under construction	427,196	339,849
Model homes	100,061	100,561
Total inventories owned	$1,971,418	$1,477,239

Inventories Owned by Segment:
California	$1,086,159	$890,300
Southwest	461,201	302,686
Southeast	424,058	284,253
Total inventories owned	$1,971,418	$1,477,239

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income (loss)	$486,925	$15,333	$531,421	$(16,417)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	2,633	3,145	7,151	11,239
Inventory impairment charges and deposit write-offs	―	416	133	15,334
Deferred income tax benefit	(454,000)	―	(454,000)	―
Other operating activities	2,679	(654)	8,517	3,247
Changes in cash and equivalents due to:
Trade and other receivables	12,944	6,951	801	(5,358)
Mortgage loans held for sale	(32,323)	(23,924)	(46,339)	(43,661)
Inventories - owned	(129,807)	(20,670)	(315,639)	(282,447)
Inventories - not owned	(20,861)	(2,068)	(31,551)	(19,727)
Other assets	1,696	6,525	2,618	6,212
Accounts payable	5,988	(4,776)	4,617	1,113
Accrued liabilities	12,146	7,686	9,155	7,852
Net cash provided by (used in) operating activities	(111,980)	(12,036)	(283,116)	(322,613)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(4,380)	(3,385)	(57,458)	(14,689)
Distributions of capital from unconsolidated joint ventures	2,590	807	14,530	8,593
Net cash paid for acquisitions	―	―	(60,752)	―
Other investing activities	180	(465)	(1,525)	(2,217)
Net cash provided by (used in) investing activities	(1,610)	(3,043)	(105,205)	(8,313)

Cash Flows From Financing Activities:
Change in restricted cash	(1,687)	260	3,347	(1,559)
Principal payments on secured project debt and other notes payable	(84)	(368)	(866)	(1,207)
Principal payments on senior subordinated notes payable	(39,613)	―	(49,603)	―
Proceeds from the issuance of senior notes payable	―	―	253,000	―
Payment of debt issuance costs	(3,680)	―	(11,761)	(4,575)
Net proceeds from (payments on) mortgage credit facilities	21,124	(5,720)	45,351	16,464
Proceeds from the issuance of common stock	―	―	75,849	―
Payment of common stock issuance costs	(88)	―	(4,002)	(324)
Proceeds from the exercise of stock options	4,717	80	13,039	1,278
Net cash provided by (used in) financing activities	(19,311)	(5,748)	324,354	10,077

Net increase (decrease) in cash and equivalents	(132,901)	(20,827)	(63,967)	(320,849)
Cash and equivalents at beginning of period	479,456	431,349	410,522	731,371
Cash and equivalents at end of period	$346,555	$410,522	$346,555	$410,522

Cash and equivalents at end of period	$346,555	$410,522	$346,555	$410,522
Homebuilding restricted cash at end of period	26,900	31,372	26,900	31,372
Financial services restricted cash at end of period	2,420	1,295	2,420	1,295
Cash and equivalents and restricted cash at end of period	$375,875	$443,189	$375,875	$443,189

REGIONAL OPERATING DATA

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% Change	2012	2011	% Change
New homes delivered:
California	400	279	43%	1,304	975	34%
Arizona	71	54	31%	247	169	46%
Texas	104	135	(23%)	472	420	12%
Colorado	34	28	21%	114	97	18%
Nevada	―	3	(100%)	9	15	(40%)
Florida	170	153	11%	581	446	30%
Carolinas	194	130	49%	564	406	39%
Consolidated total	973	782	24%	3,291	2,528	30%
Unconsolidated joint ventures	10	8	25%	38	35	9%
Total (including joint ventures)	983	790	24%	3,329	2,563	30%

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% Change	2012	2011	% Change
	(Dollars in thousands)
Average selling prices of homes delivered:
California	$543	$598	(9%)	$506	$519	(3%)
Arizona	231	197	17%	213	202	5%
Texas	354	297	19%	318	292	9%
Colorado	392	309	27%	388	308	26%
Nevada	―	173	―	192	190	1%
Florida	253	223	13%	247	208	19%
Carolinas	263	245	7%	247	231	7%
Consolidated	388	374	4%	362	349	4%
Unconsolidated joint ventures	446	350	27%	444	396	12%
Total (including joint ventures)	$389	$374	4%	$363	$350	4%

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% Change	2012	2011	% Change
Net new orders:
California	401	199	102%	1,570	1,030	52%
Arizona	30	54	(44%)	267	190	41%
Texas	103	94	10%	527	470	12%
Colorado	43	25	72%	156	100	56%
Nevada	―	3	(100%)	6	10	(40%)
Florida	217	130	67%	785	541	45%
Carolinas	189	110	72%	703	454	55%
Consolidated total	983	615	60%	4,014	2,795	44%
Unconsolidated joint ventures	5	10	(50%)	47	33	42%
Total (including joint ventures)	988	625	58%	4,061	2,828	44%

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% Change	2012	2011	% Change
Average number of selling communities
during the period:
California	45	49	(8%)	49	49	―
Arizona	6	10	(40%)	7	9	(22%)
Texas	24	21	14%	21	21	―
Colorado	8	6	33%	7	5	40%
Nevada	―	1	(100%)	―	1	(100%)
Florida	33	40	(18%)	36	37	(3%)
Carolinas	34	33	3%	35	30	17%
Consolidated total	150	160	(6%)	155	152	2%
Unconsolidated joint ventures	1	3	(67%)	2	3	(33%)
Total (including joint ventures)	151	163	(7%)	157	155	1%

REGIONAL OPERATING DATA (Continued)

	At December 31,
	2012		2011		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	440	$218,115	174	$91,051	153%	140%
Arizona	77	19,178	57	11,598	35%	65%
Texas	204	78,468	149	46,307	37%	69%
Colorado	75	32,230	33	12,904	127%	150%
Nevada	―	―	3	638	(100%)	(100%)
Florida	366	95,264	162	42,360	126%	125%
Carolinas	242	72,214	103	27,725	135%	160%
Consolidated total	1,404	515,469	681	232,583	106%	122%
Unconsolidated joint ventures	12	5,575	3	1,240	300%	350%
Total (including joint ventures)	1,416	$521,044	684	$233,823	107%	123%

	At December 31,
	2012	2011	% Change
Homesites owned and controlled:
California	10,288	9,230	11%
Arizona	1,965	1,872	5%
Texas	5,129	4,232	21%
Colorado	792	690	15%
Nevada	1,124	1,133	(1%)
Florida	8,159	6,323	29%
Carolinas	3,310	2,964	12%
Total (including joint ventures)	30,767	26,444	16%

Homesites owned	25,475	20,035	27%
Homesites optioned or subject to contract	4,681	5,183	(10%)
Joint venture homesites	611	1,226	(50%)
Total (including joint ventures)	30,767	26,444	16%

Homesites owned:
Raw lots	5,522	3,824	44%
Homesites under development	9,357	4,760	97%
Finished homesites	5,178	5,831	(11%)
Under construction or completed homes	2,194	1,760	25%
Held for sale	3,224	3,860	(16%)
Total	25,475	20,035	27%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's net income to net income excluding the partial reversal of the deferred tax asset valuation allowance during the 2012 fourth quarter.  We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding the benefit from the valuation allowance reversal and provides comparability with the Company’s peer group.  Net income and diluted earnings per share excluding the reversal of the deferred tax asset valuation allowance for the three months and year ended December 31, 2012 is calculated as follows:

	Three Months Ended	Year Ended
	December 31, 2012	December 31, 2012
	(Dollars in thousands, except per share amounts)

Net income	$486,925	$531,421
Less: Deferred tax asset valuation allowance reversal	(454,000)	(454,000)
Adjusted net income	$32,925	$77,421

Diluted earnings per share	$0.08	$0.21
Total weighted average diluted common shares outstanding
if preferred shares converted to common	398,375,561	368,331,683

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding inventory impairment charges, warranty accrual adjustments and interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.

	Three Months Ended
	December 31, 2012	Gross Margin %	December 31, 2011	Gross Margin %	September 30, 2012	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$377,674		$292,725		$317,389
Less: Cost of home sales	(299,105)		(232,960)		(253,344)
Gross margin from home sales	78,569	20.8%	59,765	20.4%	64,045	20.2%
Less: Benefit from warranty accrual adjustments	―		(2,900)		―
Gross margin from home sales, excluding
warranty accrual adjustments	78,569	20.8%	56,865	19.4%	64,045	20.2%
Add: Capitalized interest included in cost
of home sales	30,592	8.1%	23,557	8.1%	27,071	8.5%
Gross margin from home sales, excluding
warranty accrual adjustments and interest
amortized to cost of home sales	$109,161	28.9%	$80,422	27.5%	$91,116	28.7%

	Year Ended December 31,
	2012	Gross Margin %	2011	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$1,190,252		$882,094
Less: Cost of home sales	(946,630)		(719,893)
Gross margin from home sales	243,622	20.5%	162,201	18.4%
Add: Inventory impairment charges	―		13,189
Less: Benefit from warranty accrual adjustments	―		(2,900)
Gross margin from home sales, excluding impairment
charges and warranty accrual adjustments	243,622	20.5%	172,490	19.6%
Add: Capitalized interest included in cost of home sales	100,683	8.4%	69,421	7.8%
Gross margin from home sales, excluding impairment
charges, warranty accrual adjustments and interest
amortized to cost of home sales	$344,305	28.9%	$241,911	27.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s cash flows used in operations to cash inflows from operations excluding land purchases and development costs.  We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases and development costs.

Three Months Ended				Year Ended Decmber 31,
December 31, 2012		December 31, 2011	September 30, 2012	2012	2011
(Dollars in thousands)

Cash flows used in operations	$(111,980)	$(12,036)	$(72,418)	$(283,116)	$(322,613)
Add: Land purchases (excl. seller financing and JV purchases)	204,796	49,759	101,363	436,729	303,721
Add: Land development costs	62,806	36,587	39,422	168,520	133,358
Cash inflows from operations (excluding land purchases and
development costs)	$155,622	$74,310	$68,367	$322,133	$114,466

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	At December 31,
	2012	2011
	(Dollars in thousands)

Total consolidated debt	$1,634,177	$1,371,756
Less:
Financial services indebtedness	(92,159)	(46,808)
Homebuilding cash	(366,808)	(438,157)
Adjusted net homebuilding debt	1,175,210	886,791
Stockholders' equity	1,255,816	623,754
Total adjusted book capitalization	$2,431,026	$1,510,545
Total consolidated debt to book capitalization	56.5%	68.7%
Adjusted net homebuilding debt to total adjusted book capitalization	48.3%	58.7%

The table set forth below calculates pro forma stockholders’ equity per common share.  For the year ended December 31, 2011, pro forma common shares outstanding include common shares issuable upon conversion of our outstanding Series B Preferred Stock, and excludes 3.9 million shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes.  The remaining 3.9 million shares were returned to the Company in October 2012, in connection with the maturity of the Company’s 6% Convertible Senior Subordinated Notes.  The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect to the conversion of our outstanding preferred shares assuming full conversion to common stock and excluding shares previously outstanding under the share lending agreement.

	December 31,	December 31,
	2012	2011

Actual common shares outstanding	213,245,488	198,563,273
Add: Conversion of preferred shares to common shares	147,812,786	147,812,786
Less: Common shares outstanding under share lending facility	―	(3,919,904)
Pro forma common shares outstanding	361,058,274	342,456,155

Stockholders' equity (Dollars in thousands)	$1,255,816	$623,754
Divided by pro forma common shares outstanding	÷ 361,058,274	÷ 342,456,155
Pro forma stockholders' equity per common share	$3.48	$1.82

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			Year Ended December 31,
	December 31, 2012	December 31, 2011	September 30, 2012	2012	2011
	(Dollars in thousands)

Net income (loss)	$486,925	$15,333	$21,710	$531,421	$(16,417)
Provision (benefit) for income taxes	(453,804)	(481)	194	(453,234)	(56)
Homebuilding interest amortized to cost of sales and interest expense	34,364	26,616	28,747	110,298	94,804
Homebuilding depreciation and amortization	617	631	590	2,372	2,644
Amortization of stock-based compensation	2,633	3,145	1,559	7,151	11,239
EBITDA	70,735	45,244	52,800	198,008	92,214
Add:
Cash distributions of income from unconsolidated joint ventures	2,625	―	1,125	3,910	20
Impairment charges and deposit write-offs	―	416	―	133	15,334
Less:
Income (loss) from unconsolidated joint ventures	617	1,298	(39)	(2,090)	207
Income (loss) from financial services subsidiary	3,941	1,553	2,441	10,238	1,506
Adjusted Homebuilding EBITDA	$68,802	$42,809	$51,523	$193,903	$105,855
Homebuilding revenues	$419,843	$293,156	$318,541	$1,236,958	$882,993
Adjusted Homebuilding EBITDA Margin %	16.4%	14.6%	16.2%	15.7%	12.0%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			Year Ended December 31,
	December 31, 2012	December 31, 2011	September 30, 2012	2012	2011
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(111,980)	$(12,036)	$(72,418)	$(283,116)	$(322,613)
Add:
Provision (benefit) for income taxes	(453,804)	(481)	194	(453,234)	(56)
Deferred income tax benefit	454,000	―	―	454,000	―
Homebuilding interest amortized to cost of sales and interest expense	34,364	26,616	28,747	110,298	94,804
Less:
Income (loss) from financial services subsidiary	3,941	1,553	2,441	10,238	1,506
Depreciation and amortization from financial services subsidiary	32	18	32	108	611
(Gain) loss on disposal of property and equipment	22	(5)	12	37	179
Net changes in operating assets and liabilities:
Trade and other receivables	(12,944)	(6,951)	4,681	(801)	5,358
Mortgage loans held for sale	32,323	23,924	18,119	46,339	43,661
Inventories-owned	129,807	20,670	70,645	315,639	282,447
Inventories-not owned	20,861	2,068	7,191	31,551	19,727
Other assets	(1,696)	(6,525)	(999)	(2,618)	(6,212)
Accounts payable and accrued liabilities	(18,134)	(2,910)	(2,152)	(13,772)	(8,965)
Adjusted Homebuilding EBITDA	$68,802	$42,809	$51,523	$193,903	$105,855